UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 17, 2023

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2023, DHI Group, Inc. (the "Company") and Chris Henderson, the Company's Chief Operating Officer, mutually agreed that Mr. Henderson would step down from his position as Chief Operating Officer effective as of July 31, 2023. In an effort to simplify the Company's leadership structure, Mr. Henderson's direct reports will now report to Art Zeile, the Company's President and Chief Executive Officer.

On May 18, 2023 the Company and Mr. Henderson entered into a General Release pursuant to which (i) Mr. Henderson will receive continued payment of his base salary for nine months, such total amount being $307,500 (less applicable tax withholdings and deductions) as well as accelerated vesting of an aggregate of 219,918 shares of unvested restricted stock and performance-based restricted stock units and (ii) Mr. Henderson will receive medical and dental benefits under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") through July 31, 2024, provided, however, that the Company's obligation to provide COBRA benefits to Mr. Henderson shall terminate should he become eligible to receive similar benefits prior to July 31, 2024.

ITEM 9.01 Financial Statements and Exhibits

(a)Exhibits.
EXHIBIT NO.     DESCRIPTION

10.1	General Release, dated as of May 17, 2023, between DHI Group, Inc. and Chris Henderson
104	Cover Page Interactive Data File (embedded within the inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	May 19, 2023	By: /S/ Brian P. Campbell
Name: Brian P. Campbell
Title: Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

10.1	General Release, dated as of May 17, 2023, between DHI Group, Inc. and Chris Henderson